SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                September 11, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on September 11, 2000:





For Immediate Release

                       ACCEPTANCE INSURANCE COMPANIES INC.
                   NAMES HALLMAN CFO, APPOINTS MARTIN TO BOARD

(Omaha, Nebraska, September 7, 2000). Acceptance Insurance Companies Inc. (NYSE: AIF) has named Dwayne D. Hallman Chief Financial Officer.

Hallman's responsibilities will include oversight of all investor relations and financial practices for the Company. Prior to joining Acceptance Insurance, Hallman was treasurer and vice president, finance, for Highlands Insurance Group, Inc., an international property and casualty insurance group based in Houston, Texas.

The Acceptance Insurance board of directors also appointed John Martin, President and CEO of the Company, to the Board of Directors.

Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin
President and Chief Executive Officer
800 228 7217

J. Michael Gottschalk
General Counsel and Secretary
800 228 7217

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    September 11, 2000